Exhibit 10.29

                          FIRST AMENDMENT TO THE
           MORRISON HEALTH CARE, INC. 1996 STOCK INCENTIVE PLAN

      THIS FIRST AMENDMENT is made this 26th day of June, 1996, by Morrison Health Care, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                           W I T N E S S E T H:

      WHEREAS, the Company maintains the Morrison Health Care, Inc. 1996 Stock Incentive Plan under an indenture which was adopted as of February 23, 1996 (the "Plan"); and

      WHEREAS, the Company desires to amend the Plan to reflect increases in the number of shares authorized for issuance thereunder and to increase the limit on the number of shares that may be the subject of awards granted to certain executives during any single fiscal year of the Company; and

      WHEREAS, the Board of Directors of the Company has duly approved and authorized these amendments to the Plan;


      NOW, THEREFORE, the Company does hereby amend the Plan as follows:


1. By deleting, effective March 26, 1996, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

      "Subject to adjustment in accordance with Section 5.2, 750,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2. By deleting, effective June 26, 1996, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

      "Subject to adjustment in accordance with Section 5.2, 850,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

3. By deleting, effective March 26, 1996, the number "100,000" where it appears in the last sentence of Section 2.4 and by substituting therefor the number "300,000".

4. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

5. Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of March 26, 1996, the adoption of this First Amendment shall be null and void.

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.


                                    MORRISON HEALTH CARE, INC.

                             By: /s/Glenn Davenport
                             Title: President and Chief Executive Officer


ATTEST:

By: /s/John E. Fountain
Title:  Secretary


      (CORPORATE SEAL)